Exhibit 99.1

FIRST UNITED CORPORATION ANNOUNCES

SUCCESSFUL COMPLETION OF RIGHTS OFFERING

OAKLAND, MARYLAND – March 20, 2017: First United Corporation (NASDAQ: FUNC), a bank holding company and the parent company of First United Bank & Trust (the “Company”), announced today the successful completion of its previously-announced rights offering to shareholders in which the Company sold an aggregate of 783,626 shares of common stock (the total number of shares offered) at $11.93 per share for aggregate gross proceeds of approximately $9.35 million (the “Rights Offering”). In the Rights Offering, 399,991 shares were issued to shareholders upon exercise of their basic subscription privileges and 383,635 shares were issued to shareholders upon exercise of their oversubscription privileges (approximately 22% of the total number of shares requested pursuant to oversubscription privileges). The terms of the Rights Offering contemplated the possibility of a separate standby offering to certain accredited investors (the “Standby Offering”) in the event that the Rights Offering was not fully subscribed. Because the offering was fully subscribed by shareholders, the Company will not sell any shares of its common stock in the Standby Offering.

Shares purchased in the Rights Offering will be issued in book entry form. Direct registration system statements for shares purchased in the Rights Offering are expected to be mailed to purchasers on or about March 24, 2017, along with any excess subscription payments. Shareholders who purchased shares in the Rights Offering through their brokerage accounts will receive their purchased shares and any excess subscription payments within their respective accounts as soon as is practicable.

Carissa L. Rodeheaver, the Company’s Chairman, President and Chief Executive Officer, said, “We are very pleased with the successful outcome of our rights offering. The participation of our long-time shareholders, including employees, executives and directors, was remarkable. We received oversubscriptions totaling almost three times the number of offered shares. We exceeded our objective of raising at least $7.0 million and intend to use the net proceeds of $9.2 million to offset our planned redemption of $10.0 million of our Series A Preferred Stock and planned repayment of $10.8 million of our junior subordinated debentures. The redemption of the Series A Preferred Stock will reduce future preferred dividend expense by approximately $.9 million per year, and the repayment of the junior subordinated debentures will reduce future interest expense by approximately $1.1 million per year.”

“Finally, I want to acknowledge Gordon Feinblatt LLC for their excellent legal counsel, our tax advisers at Bober, Markey, Fedorovich & Company and Computershare, Inc., our transfer agent, for the seamless execution of the offering. I also extend our appreciation to Castle Creek Capital and Second Curve Capital, LLC for their confidence in First United Corporation and their willingness to backstop the offering through funds under their management. Now, I look forward to executing on our strategy to grow earnings and the value of the Company.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “will”, “should”, “expect”, “anticipate”, “intend”, “plans”, “believe”, “estimate”, and words of similar meaning. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These believes and projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. The realization or occurrence of these risks or uncertainties could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the “Risk Factors” section of the Company’s periodic reports (such as its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q) that it files with the Securities and Exchange Commission, which are available www.sec.gov.

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company, and three statutory trusts that were used as financing vehicles. The Bank has three wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company, and First OREO Trust, a Maryland statutory trust formed for the purposes of servicing and disposing of the real estate that the Bank acquires through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Company’s website is www.mybank.com.